UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Waste Connections, Inc.
(Exact name of registrant as specified in its charter)

Delaware 94-3283464
(Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification No.)

620 Coolidge Drive, Suite 350, Folsom, CA 95630
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered.

The stock of Waste Connections, Inc. (the "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange") is the Registrant's Common Stock, par value $0.01 per share ("Common Stock"). A description of the Common Stock is set forth under the heading "Description of Capital Stock" on pages 55-59 of Part I of the Form S-1 Registration Statement under the Securities Act of 1933 filed by the Registrant on March 16, 1998.

Item 2. Exhibits.

No other securities of the Registrant are listed on the Exchange. Accordingly, all Exhibits required by Instruction II to Item 2 will be filed with the Exchange.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

WASTE CONNECTIONS, INC.
("Registrant")

By /s/ Ronald J. Mittelstaedt,
President, Chief Executive Officer and Chairman

Date: October 18, 2002